Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated August 27, 2007
News Release
Visit our web site at: www.streamlinehealth.net
COMPANY CONTACT:
Paul W. Bridge, Jr.
Chief Financial Officer
(513) 794-7100
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH SOLUTIONS, INC. REPORTS
SECOND QUARTER FISCAL 2007 RESULTS
Cincinnati, Ohio, August 27, 2007 — Streamline Health Solutions, Inc. (NASDAQ Capital Market: STRM), a leading provider of integrated document management and workflow solutions, today announced the financial results for the second quarter and first six months ended July 31, 2007.
GAAP Revenues for the second quarter of fiscal 2007 were $3,203,215 compared with $4,582,706 reported in the second quarter of last year. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of $4,303,215, which includes approximately $1.1 million in software licensing revenues and excludes approximately $1 million in services and 3rd party components contracted for in the second quarter. This software licensing revenue can not be recognized until such time as the site specific integration of our standard software required by the customer can be completed.
The Company incurred a GAAP operating loss of ($1,054,213) in the second quarter, compared with an operating profit of $240,957 in the second quarter of last year. On a non-GAAP basis, to include the software licensing revenues noted above, the operating income for the quarter was $45,787.
The Company incurred a GAAP net loss of ($1,071,304) or ($0.12) per basic and diluted share in the second quarter, compared with net earnings of $214,727, or $0.02 per basic and diluted share in the second quarter of last year. On a non-GAAP basis, to include the software licensing revenues noted above, the net earnings were $28,696, or $0.00 per basic and diluted share.
GAAP Revenues for the first six months of fiscal 2007 were $6,982,615 compared with $8,431,129 reported in the first six months of last year. The GAAP operating loss for the first six months of was ($1,500,926) compared with an operating profit of $169,514 in the first six months of last year. The GAAP net loss for the first six months was ($1,514,616), or ($0.16) per basic and diluted common share, compared with net income of $134,849, or $0.01 per basic and diluted common share in the first six months of last year.
Using a non-GAAP measure, the Company reported a non-GAAP net loss of ($414,616) or ($0.04) per basic and diluted share, for the first six months of fiscal 2007, compared to GAAP net income of $134,849, or $0.01 per diluted share, for the comparable period last year.
See “DISCUSSION OF NON-GAAP FINANCIAL MEASURES” below for further information on the Company’s non-GAAP measures.
Second Quarter Highlights include:
     • The signing of a $2.1 million site license agreement for software and services for our enterprise suite of solutions to include Health Information Management, Patient Financial Services and Administrative Services workflows. As a result of the signing of this agreement, approximately $2.1 million was added to our current backlog during the second quarter. (See backlog details at the end of this press release.)
     • The announcement of the signing of a new strategic business partner agreement with HERAE, LLC. HERAE (Healthcare Electronic Remittance Advice Exchange) provides a fully automated reconciliation platform that accepts Electronic Funds Transfers and Electronic Remittance Advice directly from payers. Streamline Health will combine its revenue cycle workflow and Optical Character Recognition (OCR) solutions with HERAE’s remittance processing solution to offer Remittance Process ManagementTM services to healthcare providers thereby streamlining healthcare financial services business processes.
     • The listing of Streamline Health on the Fortune Small Business Magazine’s list of America’s fastest growing small companies for 2007.

Brian Patsy, Streamline Health’s Chairman and Chief Executive Officer, stated, “An anticipated large contract was signed in the second quarter after inordinate delays which were not within our control. We expect other delayed contracts, where Streamline Health has been selected as vendor of choice, to be completed over the remainder of the fiscal year. Had we been able to recognize the software revenue on the signed contract in the second quarter, our operating results would have been significantly better, but still below management’s expectations. We continue to aggressively pursue market opportunities through our direct sales staff and distribution partners, and we seek to add additional means of distribution.”
Mr. Patsy continued, “Our sales pipeline is very strong as the healthcare market looks for ways to streamline inefficient business processes to lower expense and improve patient care.”
Mr. Patsy concluded, “Although our first half performance on a non-GAAP basis was disappointing and below our expectations, we anticipate improved results on a non-GAAP basis in the second half of our fiscal year as we complete negotiations on contracts in process and close anticipated new opportunities.”
Conference Call Information
In conjunction with Streamline Health’s Second Quarter Fiscal 2007 earnings release, you are invited to listen to its conference call which will be held at 10:00 a.m. eastern time, on Tuesday August 28, 2007. The call will feature remarks from J. Brian Patsy, Chief Executive Officer, William A. Geers, Chief Operating Officer and Paul W. Bridge, Jr., Chief Financial Officer.
To access the call, dial 800.706.7741 approximately five minutes prior to the start of the call. To access the call via the webcast, go to www.streamlinehealth.net before the call is scheduled to begin. The webcast will also be available on our web site for 30 days.
About Streamline Health Solutions, Inc.
Streamline Health is a leading supplier of workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, portal connectivity, optical character recognition (OCR) and interoperability.
The company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre-admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management processes of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers’ capital or operating budget needs.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving. For additional information, please visit our website at http://www.streamlinehealth.net.
“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it includes certain software revenue that can not be recognized due to the provision of certain product roadmaps or future deliverables as a part of the selling or contract process. We also consider the use of non-GAAP earnings helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing results of the business inclusive of software revenue that generates cash but can not be recognized due contract provisions that include product roadmaps or future product deliverables. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and operating results. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP operating results to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue, operating results and earnings (loss) per share, allows for greater transparency in the review of our financial and operational performance. We believe that providing non-GAAP information for certain software revenue that can not be recognized allows the users of our financial statements to review both the GAAP revenue in the period, as well as the non-GAAP revenue, thus providing for enhanced understanding of our historic and future financial results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for a measure of financial performance prepared in accordance with GAAP. Furthermore, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
Streamline Health Solutions, Inc.
Reconciliation of Supplemental Financial Information
Unaudited

	Three months ended		Six months ended
GAAP total Revenue	$3,203,215	$4,582,706	$6,982,615	$8,431,129
Software license adjustment	1,100,000	—	1,100,000	—

Total Non-GAAP revenue	$4,303,215	$4,582,706	$8,082,615	$8,431,129

GAAP Operating income (loss)	$(1,054,213)	$240,957	$(1,500,926)	$169,514
Software license adjustment	1,100,000	—	1,100,000	—

Total Non-GAAP Operating income (loss)	$45,787	$240,957	$(400,926)	$169,514

	Three months ended		Six months ended
GAAP Net earnings (loss)	$(1,071,304)	$214,727	$(1,514,616)	$134,849
Software license adjustment	1,100,000	—	1,100,000	—

Total Non-GAAP Net earnings (loss)	$28,696	$214,727	$(414,616)	$134,849

GAAP earnings (loss) per share	$(0.12)	$0.02	$(0.16)	$0.01
Software license adjustment	0.12	—	0.12	—

Total Non-GAAP earnings (loss) per share	$0.00	$0.02	$(0.04)	$0.01

STATEMENTS ATTACHED

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
Revenues:
Systems sales	$101,215	$1,706,646	$864,339	$2,915,308
Services, maintenance and support	2,195,530	2,070,082	4,325,019	3,898,349
Application-hosting services	906,470	805,978	1,793,257	1,617,472

Total revenues	3,203,215	4,582,706	6,982,615	8,431,129

Operating expenses:
Cost of systems sales	580,315	929,511	1,363,622	1,555,918
Cost of services, maintenance and support	1,043,600	853,663	1,987,188	1,692,335
Cost of application-hosting services	279,730	297,146	555,159	577,376
Selling, general and administrative	1,404,337	1,502,742	2,821,671	2,917,620
Product research and development	949,446	758,687	1,755,901	1,518,366

Total operating expenses	4,257,428	4,341,749	8,483,541	8,261,615

Operating income (loss)	(1,054,213)	240,957	(1,500,926)	169,514
Other income (expense):
Interest income	3,142	19,509	17,232	52,500
Interest expense	(8,687)	(41,739)	(19,376)	(83,165)
Loss on disposal of fixed assets	(11,546)	—	(11,546)	—

Earnings (loss) before taxes	(1,071,304)	218,727	(1,514,616)	138,849
Income taxes	—	(4,000)	—	(4,000)

Net earnings (loss)	$(1,071,304)	$214,727	$(1,514,616)	$134,849

Basic net earnings (loss) per common share	$(0.12)	$0.02	$(0.16)	$0.01

Diluted net earnings (loss) per common share	$(0.12)	$0.02	$(0.16)	$0.01

Number of shares used in per common Share computation — basic	9,225,212	9,189,642	9,218,482	9,179,165

Number of shares used in per common Share computation — diluted	9,225,212	9,684,189	9,218,482	9,755,786

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	July 31,	January 31,
	2007	2006	2007
Assets
Current assets:
Cash	$509,118	$1,960,996	$3,316,614
Accounts receivable	1,609,914	4,038,542	2,481,313
Contract receivables	1,160,377	2,304,572	1,357,433
Allowance for doubtful accounts	(200,000)	(200,000)	(200,000)
Other, including deferred federal tax asset	1,499,969	1,177,693	1,170,430

Total current assets	4,579,378	9,281,803	8,125,790

Property and equipment:
Computer equipment	2,087,047	2,232,357	2,132,853
Computer software	993,856	1,081,480	847,328
Office furniture, fixtures and equipment	739,393	777,753	733,320
Leasehold improvements	577,737	534,680	568,098

	4,398,033	4,626,270	4,281,599
Accumulated depreciation and amortization	(2,937,798)	(3,058,287)	(2,704,329)

	1,460,235	1,567,983	1,577,270
Contract receivables	554,888	728,541	554,888
Capitalized software development costs, net of accumulated Amortization of $5,879,901, $4,574,900 and $5,116,568 respectively	3,990,024	2,965,027	3,753,361
Other, primarily deferred federal tax asset	1,333,180	1,330,836	1,289,536

	$11,917,705	$15,874,190	$15,300,845

Liabilities, convertible redeemable preferred stock and stockholders’ equity

Current liabilities:
Accounts payable	$751,910	$896,448	$619,362
Accrued compensation	460,636	460,912	432,142
Accrued other expenses	464,304	677,054	541,904
Deferred revenues	2,756,540	3,764,541	3,693,668
Current portion of capitalized leases	—	87,925	91,002
Current portion of long term-debt	—	1,000,000	—

Total current liabilities	4,433,390	6,886,880	5,378,078

Non-current portion of lease incentive	184,504	260,464	222,484
Non-current portion of capitalized leases	—	102,332	56,049
Long-term debt	—	—	1,000,000

Stockholders’ equity:
Convertible redeemable preferred stock, $0.01 par value per share, 5,000,000 shares authorized	—	—	—
Common stock, $0.01 par value per share, 25,000,000 shares Authorized, 9,245,320 shares, 9,211,399 shares and 9,211,399 shares issued, respectively	92,453	92,114	92,114
Capital in excess of par value	35,428,301	35,228,130	35,286,238
Accumulated (deficit)	(28,220,943)	(26,695,730)	(26,734,118)

Total stockholders’ equity	7,299,811	8,624,514	8,644,234

	$11,917,705	$15,874,190	$15,300,845

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Six	Months
	2007	2006
Operating activities:
Net earnings (loss)	$(1,514,616)	$134,849
Adjustments to reconcile net earnings (loss) to net cash used for operating activities:
Depreciation and amortization	1,113,719	933,171
Share-based compensation expense	55,571	53,029
Loss on disposal of property and equipment	11,546	—
Cash provided by (used for) assets and liabilities:
Accounts and contract receivables	1,068,455	(1,756,706)
Other assets	(329,539)	(209,962)
Accounts payable and accrued expenses	111,233	(904,824)
Deferred revenues	(937,128)	1,147,357

Net cash (used for) operating activities	(420,759)	(603,086)

Investing activities:
Purchases of property and equipment	(383,672)	(256,672)
Capitalization of software development costs	(999,996)	(799,998)
Other	(81,624)	(57,040)

Net cash (used for) investing activities	(1,465,292)	(1,113,710)

Financing activities:
Payment of long-term debt	(1,000,000)	(1,000,000)
Proceeds from the disposal of property and equipment	138,775	—
Payment of capitalized leases	(147,051)	(41,745)
Exercise of stock options and stock purchase plan	86,831	85,318

Net cash (used for) financing activities	(921,445)	(956,427)

Decrease in cash	(2,807,496)	(2,673,223)
Cash at beginning of year	3,316,614	4,634,219

Cash at end of period	$509,118	$1,960,996

Supplemental cash flow disclosures:
Interest paid	$20,987	$83,165

Income taxes paid	$6,775	$38,300

At July 31, 2007, Streamline Health has master agreements, purchase orders or royalty reports from remarketing partners for systems and related services which have not been delivered, installed and accepted which, if fully performed, will generate future revenues of $15,805,426, compared with $13,909,523 at the end of the first quarter as follows:

	July 31, 2007	April 30, 2007
Streamline Health Software Licenses	$1,360,196	$201,796
Custom Software	317,238	297,238
Hardware and Third Party Software	980,058	408,233
Professional Services	4,903,871	4,448,609
Application Hosting Services	4,002,995	4,465,106
Recurring Maintenance	4,241,068	4,088,541
TOTAL	$15,805,426	$13,909,523
# # #